UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12
Nicor Inc.
(Name of Registrant as Specified In Its Charter)

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EXPLANATORY NOTE
The following communication was provided by Nicor Inc. to certain of its employees on or about January 7, 2011.

Spotlight on AGL Resources
The combination of AGL Resources and Nicor, announced Dec. 7, will create the largest natural gas distribution company in the United States, which will serve 4.5 million customers across seven states.
A holding company like Nicor, AGL Resources traces its roots back to the mid-19th century. Its original gas utility, Atlanta Gas Light, was founded in 1856 to install gas streetlights in Atlanta, Ga. Atlanta Gas Light, the largest AGL Resources subsidiary, has the distinction of being the oldest company in the state.
Today, AGL Resources is a Fortune 1000 company with more than 2,400 employees and a footprint that extends from Texas to New Jersey. The company has grown from a Georgia-based gas utility into a holding company with:
▪	Six natural gas distribution companies

▪	A wholesale natural gas marketing services organization

▪	A business development segment specializing in salt dome storage

▪	A majority stake in a gas-related retail joint venture that serves natural gas customers from Ohio to Florida
In fiscal year 2009, the company reported its best financial performance to date, earning a record net income of $222 million with earnings per share (diluted) of $2.88. Its ticker symbol on the New York Stock Exchange is AGL.
Core Businesses
▪	Six natural gas distribution companies—Atlanta Gas Light, Chattanooga Gas in eastern Tennessee, Elizabethtown Gas in northern New Jersey, Elkton Gas in northeastern Maryland, Florida City Gas which covers most of southeastern Florida, and Virginia Natural Gas which supplies southeastern Virginia—serve more than 2.3 million customers in six states. With the addition of Nicor Gas, AGL Resources will have seven gas distribution companies serving more than 4.5 million customers in seven states.
▪	Sequent Energy Management, headquartered in Houston, provides energy management services to wholesale customers throughout the United States and Canada. Sequent’s services include trading and optimization, storage and transportation, producer services, risk management services, gas scheduling, and deal analysis and structuring.

▪	Pivotal Energy Development, also based in Houston, specializes in building and operating salt dome natural gas storage facilities. AGL Resources entered this business in 2004 with the acquisition of Jefferson Island Storage & Hub near the Henry Hub in southern Louisiana. The company currently operates two storage caverns at Jefferson Island and has a permit application under review by the state to construct two additional caverns. In September 2010, Pivotal successfully engineered and constructed a salt dome storage facility when the first cavern at Golden Triangle Storage near Beaumont, Texas, entered commercial operation. A second cavern at Golden Triangle is scheduled to go into service in late 2012.

▪	SouthStar Energy Services. AGL Resources holds an 85 percent ownership position in SouthStar Energy Services, an unregulated joint venture with Piedmont Natural Gas. SouthStar supplies natural gas to more than 500,000 retail and commercial customers in the southeast and Ohio — most of them through Georgia Natural Gas, a gas marketer.
Corporate Values
While much has changed about AGL Resources over the past 150 years, one very important thing remains the same: the company’s commitment to its values. Like Nicor, AGL Resources believes that how it delivers results—the behaviors of its employees—is just as important as the results themselves. Ensuring the safety of its employees, customers and communities is at the heart of everything the company does. That dedication to safety has helped AGL Resources earn numerous industry awards, including the American Gas Association’s Safety Achievement Award in 2009.
AGL Resources employees have helped the company earn the respect of countless stakeholders as a result of their commitment to their corporate values of:
▪	Honesty, integrity and respect

▪	Stewardship

▪	Value seeking

▪	Generosity of spirit
Generosity of Spirit
AGL Resources employees are guided by a corporatewide philosophy that there is more than a good way to do business; there is a right way. That philosophy— which the company calls “generosity of spirit”—is demonstrated through programs that:
▪	Help customers reduce their energy costs and conserve energy

▪	Preserve and protect the environment

▪	Ensure a diverse workforce and supplier base

▪	Enhance the communities where the company operates
In fact, employees embrace the belief that donating time and effort is often more meaningful than simply writing a check. It’s that generosity of spirit exhibited by employees that helped AGL Resources gain recognition as one of the Atlanta Business Chronicle’s Top 10 places to work in Atlanta in 2009 and 2010.
Forward Looking Statements
To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”).
These forward-looking statements relate to, among other things, the expected benefits of the proposed merger such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; and the expected timing of the completion of the transaction. Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “estimate”, “intend”, “continue”, “plan”, “project”, “will”, “may”, “should”,

“could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this release that contain forward-looking statements are qualified by these cautionary statements. Although AGL Resources and Nicor believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by AGL Resources and Nicor stockholders and government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of AGL Resources and Nicor operations will be greater than expected; the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the combined company may be different from what the companies expect; and other risk factors relating to the energy industry, as detailed from time to time in each of AGL Resources’ and Nicor’s reports filed with the Securities and Exchange Commission (“SEC”). There can be no assurance that the proposed merger will in fact be consummated.
Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this release, as well as under Item 1.A. in each of AGL Resources’ and Nicor’s Annual Report on Form 10-K for the fiscal year December 31, 2009, and Item 1.A in each of AGL Resources’ and Nicor’s most recent Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010. AGL Resources and Nicor caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to AGL Resources and Nicor, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to AGL Resources and Nicor or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this presentation. Neither AGL Resources nor Nicor undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.
Additional Information
In connection with the proposed merger, AGL Resources plans to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of AGL Resources and Nicor that also constitutes a prospectus of AGL Resources. AGL Resources and Nicor will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about AGL Resources and Nicor, free of charge, at the website maintained by the SEC at www.sec.gov. You may also obtain these documents, free of charge, from AGL Resources’ website (www.aglresources.com) under the tab Investor Relations/SEC Filings or by directing a request to AGL Resources, P.O. Box 4569, Atlanta, GA, 30302-4569. You may also obtain these documents, free of charge, from Nicor’s website (www.nicor.com) under the tab Investor Information/SEC Filings or by directing a request to Nicor, P.O. Box 3014, Naperville, IL 60566-7014.
The respective directors and executive officers of AGL Resources and Nicor, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding AGL Resources’ directors and executive officers is available in its definitive proxy statement filed with the SEC by AGL Resources on March 15, 2010, and information regarding Nicor directors and executive officers is available in its definitive proxy statement filed with the SEC by Nicor on March 10, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.